UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2016, OXiGENE, Inc. (the “Company”) received notice that The NASDAQ Stock Market LLC (“NASDAQ”) has granted the Company an additional 180 days (until November 28, 2016) to regain compliance with NASDAQ’s $1.00 per share minimum bid price requirement under Nasdaq Marketplace Listing Rule 5810(c)(3)(A). Previously, on December 1, 2015, NASDAQ notified the Company that it did not meet the minimum bid price requirement required for continued listing on The Nasdaq Capital Market, and the Company was given until May 31, 2016 to achieve compliance.

The Company may achieve compliance during this additional 180-day period if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days before November 28, 2016. If the Company fails to regain compliance on or prior to November 28, 2016, the Company’s stock will be subject to delisting by NASDAQ. The Company is considering actions that it may take in order to regain compliance with this continued listing requirement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 1, 2016, the Company held its 2016 Annual Meeting of the stockholders of the Company (the “Annual Meeting”) at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080.

(b) Of the 26,544,934 shares of the Company’s common stock entitled to vote at the Annual Meeting, 17,077,902 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results for each proposal considered at the Annual Meeting are presented below, and each proposal is described in further detail below and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2016 (the “Proxy Statement”).

1. The Company’s stockholders elected the five individuals listed below as members of the Company’s Board of Directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
David J. Chaplin, Ph.D.	5,228,074	3,268,301	8,581,527
Frederick W. Driscoll	4,222,415	4,273,960	8,581,527
Gerald McMahon, Ph.D.	4,319,357	4,177,018	8,581,527
Simon Pedder, Ph.D.	5,483,802	3,012,573	8,581,527
William D. Schwieterman, M.D.	5,241,706	3,254,669	8,581,527

2. The stockholders did not approve an amendment to the OXiGENE, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) to increase the shares issuable under the 2015 Plan by 1,500,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,034,332	6,105,526	356,517	8,581,527

3. The stockholders did not approve a proposal authorizing the filing of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1:5 to 1:10, such ratio within that range to be determined in the discretion of the Board of Directors, and the filing of such amendment to be implemented, if at all, not later than December 2, 2016.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,398,996	9,511,726	167,176	4

4. The stockholders approved a proposal authorizing the adjournment of the Annual Meeting, if necessary, if a quorum was present, to solicit additional proxies if there were insufficient votes to approve the proposal regarding the reverse stock split. Notwithstanding the approval of this proposal, the Annual Meeting was not adjourned.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,450,586	8,278,002	349,309	5

5. The stockholders did not approve, on an advisory basis, the compensation of the Company’s executive officers named in the Proxy Statement. The Compensation Committee and the Board will review these advisory voting results and take them into consideration when making future decisions regarding executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,851,542	4,423,506	221,327	8,581,527

6. The stockholders approved and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,833,411	2,255,741	988,750	0

Item 8.01	Other Events.

At a meeting of the Company’s Board of Directors held following the Annual Meeting on June 1, 2016, the Board of Directors resolved to reduce the authorized size of the Board from six members to five members and appointed Simon Pedder to serve as Chairman of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Governance Committee.

Following Dr. Pedder’s appointments and as set forth in the Proxy Statement, the members of the Compensation Committee are Dr. Pedder, Frederick Driscoll and Gerald McMahon, the members of the Audit Committee are Mr. Driscoll (Chairman), Dr. Pedder and Dr. McMahon, and the members of the Nominating and Governance Committee are Dr. McMahon (Chairman), Dr. Pedder and Mr. Driscoll. All members of the committees qualify as independent under the definition promulgated by NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: June 2, 2016	/s/ William D. Schwieterman, M.D.
By: William D. Schwieterman, M.D.
President and Chief Executive Officer